UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 17, 2025

Date of Report (date of earliest event reported)

APYX MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5115 Ulmerton Road, Clearwater, Florida 33760

(Address of principal executive offices, zip code)

(727) 384-2323

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2025, Apyx Medical Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lucid Capital Markets, LLC (the “Underwriter”) pursuant to which the Company will issue and sell to the Underwriter pursuant to the Underwriting Agreement 2,762,431 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) at an offering price of $3.62 and grant to the Underwriter an option for the issuance and sale of up to 414,365 additional Shares (the “Option”) to be sold by the Company (the “Offering”).

The Offering closed on November 19, 2025. The aggregate gross proceeds to the Company from the Offering will be approximately $9.4 million, after deducting an underwriting discount of 6.0% of the price to the public, but before deducting expenses payable by the Company in connection with the Offering.

The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes, including expanding its sales and marketing, capital expenditures, acquisitions of complementary businesses, products, or technologies and repaying indebtedness it may incur from time to time.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Underwriter, customary conditions to closing, and customary indemnification obligations of the Company.

The issuance of the Shares were made pursuant to a prospectus supplement to a Registration Statement on Form S-3 (File No. 333-268532), which was filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2022 and declared effective by the SEC on December 2, 2022.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Underwriting Agreement set forth above is qualified in its entirety by reference to the full text of the Underwriting Agreement.

A copy of the legal opinion, including the related consent, of Ruskin Moscou Faltischek, P.C. relating to the legality of the issuance and sale of Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On November 17, 2025, the Company issued a press release announcing the launch of the Offering, and on November 18, 2025, the Company issued a press release announcing the pricing of the Offering. The launch and pricing press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement between Company and Lucid Capital Markets, LLC, dated November 18, 2025.
5.1	Opinion of Ruskin Moscou Faltischek, P.C.
23.1	Consent of Ruskin Moscou Faltischek, P.C. (included in Exhibit 5.1).
99.1	Launch Press Release, dated November 17, 2025.
99.2	Pricing Press Release, dated November 18, 2025.
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APYX MEDICAL CORPORATION

Date: November 19, 2025	By:	/s/ Matthew Hill
	Name:	Matthew Hill
	Title:	Chief Financial Officer, Secretary and Treasurer